CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended quarterly Report of Regenicin, Inc (the “Company”) on Form 10-Q/A for the quarter ended December 31, 2021 filed with the Securities and Exchange Commission (the “Report”), I, Randall McCoy, Chief Executive Officer of the Company, and, I John J. Weber, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Randall McCoy
Name:	Randall McCoy
Title:	Principal Executive Officer and Director
Date:	March 25, 2022

By:	/s/ John J. Weber
Name:	John J. Weber
Title:	Principal Financial Officer and Director
Date:	March 25, 2022

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.